As filed with the Securities and Exchange Commission on October 18, 1999
                                         Registration No. 333-_____________
==============================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                ----------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933
                             ---------------------------
                                  CIRRUS LOGIC, INC.
                (Exact name of Registrant as specified in its charter)
                ------------------------------------------------------
                  Delaware                                 77-0024818
        (State or other jurisdiction                   (I.R.S. Employer
        of incorporation or organization)              Identification Number)

                               3100 West Warren Avenue
                              Fremont, California 94538
                       (Address of principal executive offices)
                       ---------------------------------------
                      Amended 1989 Employee Stock Purchase Plan
                               (Full title of the plan)
                               ------------------------
                                   David D. French
                               Chief Executive Officer
                               3100 West Warren Avenue
                              Fremont, California  94538
                             ----------------------------

                                    (510) 623-8300
            (Telephone number, including area code, of agent for service)
             ------------------------------------------------------------

                                       Copy to:
                               Michael J. Danaher, Esq.
                           Wilson Sonsini Goodrich & Rosati
                               Professional Corporation
                                  650 Page Mill Road
                                 Palo Alto, CA 94304
                                    (650) 493-9300
                                    --------------

                           CALCULATION OF REGISTRATION FEE
==============================================================================

                                                Proposed     Proposed
                                                Maximum      Maximum
             Title                  Amount      Offering    Aggregate
         of Securities              to be        Price       Offering     Amount of
        to be Registered          Registered   Per Share      Price     Registration
                                     (1)          (2)          (2)           Fee
-------------------------------- ------------ ------------ ------------ --------------

Common Stock, $0.001 par value
  To be issued upon exercise
  of options granted under the
  Amended 1989 Employee Stock
  Purchase Plan                    900,000     $9.97       $8,973,000     $2,494.49



(1) The remaining 4,700,000 shares reserved for issuance under the Amended 1989 Employee Stock Purchase Plan were registered under ten Registration Statements on Form S-8 numbered 33-31697, 33-37409, 33-43914, 33-53990,
33-71862, 33-83148, 33-65495, 333-16417, 333-42693 and 333-72573 filed with the Commission on October 24, 1989, October 24, 1990, November 14, 1991, November 4, 1992, November 17, 1993, August 22, 1994, December 28, 1995,
November 19, 1996, December 19, 1997 and February 18, 1999, respectively. The Registration Statement numbered 333-42693 was amended by Post-Effective Amendment No. 1 thereto, filed with the Commission on February 18, 1999. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the recapitalization of consideration that increases the number of the Registrant's oustanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sale prices reported in the Nasdaq National Market on October 14, 1999.

                                  CIRRUS LOGIC, INC.
                          REGISTRATION STATEMENT ON FORM S-8
                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents and information are incorporated by reference into this Registration Statement:

1.      The Annual Report on Form 10-K of Cirrus Logic, Inc. (the
"Registrant"), for the year ended March 27, 1999, filed pursuant to
Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange
Act");

2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 26, 1999, filed pursuant to Section 13(a) of the Exchange Act;

3. The Registrant's Current Reports on Form 8-K filed on August 3, 1999 and September 3, 1999;

4. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on May 1, 1989, including any amendments or reports filed for the purpose of updating such description; and

5. The Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on September 3, 1999.

6. The Company's Registration Statement on Form S-8 (File No. 333-88345 filed with the Commission on October 4, 1999.

7. The Company's Registration Statement on Form S-8 (File No. 333-88347 filed with the Commission on October 4, 1999.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.
Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL
Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation shall not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

      The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by Delaware law. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Registrant currently has secured such insurance on behalf of its officers and directors.

      The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceedings, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
Not applicable.

ITEM 8. EXHIBITS.

 Exhibit
 Number
---------
     4.1   Amended 1989 Employee Stock Purchase Plan*
     5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation, as to legality of securities being registered.
    23.1   Consent of Ernst & Young LLP, Independent Auditors
    23.2   Consent of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation (Contained in Exhibit 5.1)
    24.1   Power of Attorney (See Page II-5)

* Incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 33-65495 filed on December 28, 1995).

ITEM 9. UNDERTAKINGS.

        (a)     The Registrant hereby undertakes:

           (1) To file, during any period which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Certificate of Incorporation, Bylaws or indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on October 11, 1999.

CIRRUS LOGIC, INC.
By:/s/GLENN C. JONES
Glenn C. Jones
Vice President, Chief
Financial Officer,
Treasurer and Secretary

                                  POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glenn C. Jones, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                        Title                       Date
----------------------- ------------------------------------  ------------------

/s/MICHAEL L. HACKWORTH Chairman of the Board and Director    October 11, 1999
-----------------------
(Michael L. Hackworth)

/s/SUHAS S. PATIL       Chairman Emeritus and Director        October 11, 1999
-----------------------
(Suhas S. Patil)

/s/DAVID D. FRENCH      President, Chief Executive Officer    October 11, 1999
----------------------- (Principal Executive Officer) and
(David D. French)       Director

/s/GLENN C. JONES       Vice President, Chief Financial       October 11, 1999
----------------------- Officer Treasurer and Secretary
(Glenn C. Jones)        (Principal Financial Officer and
                        Principal Accounting Officer)

/s/WALDEN C. RHINES     Director                              October 11, 1999
-----------------------
(Walden C. Rhines)

/s/ROBERT H. SMITH      Director                              October 11, 1999
-----------------------
(Robert H. Smith)

/s/ALFRED S. TEO        Director                              October 11, 1999
-----------------------
(Alfred S. Teo)

                        Director
-----------------------
(D. James Guzy)

                                  INDEX TO EXHIBITS

 Exhibit
 Number
---------
     4.1   Amended 1989 Employee Stock Purchase Plan*
     5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation, as to legality of securities being registered.
    23.1   Consent of Ernst & Young LLP, Independent Auditors
    23.2   Consent of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation (Contained in Exhibit 5.1)
    24.1   Power of Attorney (See Page II-5)

* Incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 33-65495 filed on December 28, 1995).

                                         II-6